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                                                                    News Release


              Sorrento Networks Executes Definitive Restructuring
          Agreement and Files Preliminary Proxy Statement with the SEC

San Diego, CA - March 7, 2003 - Sorrento Networks (Nasdaq NM: FIBR), a leading supplier of intelligent optical networking solutions for metro and regional applications, today announced the execution of the definitive restructuring agreement with its convertible debenture holders and the Series A preferred stockholders of its optical networking subsidiary, Sorrento Networks, Inc.
(SNI). The Company also announced that it filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) for shareholder approval of the capital restructuring, its reincorporation as a Delaware corporation, and a new employee equity incentive plan.

Commenting on this accomplishment, Phil Arneson, chairman and chief executive officer, stated, "We are very pleased to have reached this significant milestone with our convertible debenture holders and Series A preferred stockholders. Completion of this transaction will dramatically improve the Company's balance sheet and will clear the way for us to continue executing our business plan and provide the financing flexibility to drive future growth."

Highlights of the Definitive Agreement

The terms of the definitive agreement with the debenture and Series A holders are substantially similar to the terms previously announced by the Company in December, 2002. The Company's $32.2 million in convertible bonds will be converted into common shares of the Company and into a portion of $12.5 million in secured convertible debentures that pay interest of 7.5% per annum and mature in August 2007. In addition, all Series A preferred shares will be converted into common shares of the Company and into a portion of the $12.5 million in secured convertible debentures. The outstanding Series A "put" of $48.8 million against SNI will be withdrawn. Certain Series A preferred stockholders will also receive a total of $600,000 in additional convertible debentures to pay certain legal fees.

The debenture holders and Series A preferred stockholders will receive common shares and new convertible debentures, which, in the aggregate, will represent approximately 87.5% of the Company's common stock on a diluted basis. This percentage takes into account the total of the existing shares outstanding, the shares to be issued to the debenture and Series A holders at the closing, the shares issuable upon conversion of the new debentures, and shares issuable upon conversion of warrants to be issued to existing shareholders. This percentage does not take into account new employee stock options, shares issuable upon conversion of $600,000 in convertible debentures to be issued to



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certain holders of the Series A preferred stock to pay certain legal fees, and certain other issuances.

The exact number of common shares that will be issued to the debenture and Series A holders upon consummation of the restructuring will depend on the conversion price of the new debentures, which will not be known until shortly before closing. The new debentures that will be issued in the exchange (not including the new debentures to be issued in satisfaction of legal fees) will be convertible into not less than 8.75%, nor more than 26.25%, of the Company's common shares, calculated on the same diluted basis. The Company will file a registration statement with the SEC to register the resale of the common shares issued or issuable to the debenture and Series A holders.

Existing shareholders will retain 7.5% of the common stock of the Company on the same diluted basis and will receive non-transferable warrants to purchase approximately 5% of the Company's common stock, exercisable beginning one year after the closing at a 10% premium over an average closing price of the Company's stock prior to the closing of the restructuring. Exercise of the warrants will also be subject to the effectiveness of a registration statement with respect to the common shares to be issued upon exercise of the warrants.

As part of the definitive agreement, the Company will reincorporate in Delaware and, post-closing, will simplify its corporate structure by merging its operating and non-operating subsidiaries into the new Delaware corporation. The subsidiaries include Sorrento Networks, Inc. and Meret Optical Communications. Sorrento and Meret products will continue to be marketed under their respective brand names.

The new debentures will limit the Company's ability to incur new debt, including entering into a new credit facility before the subsidiary mergers are completed. Accordingly, the Company will seek to satisfy its near term liquidity needs through equity financing.


Filing of Preliminary Proxy Statement with the SEC

Yesterday, the Company filed a preliminary proxy statement with the SEC for shareholder approval of the capital restructuring, its reincorporation as a Delaware corporation, and a new employee equity incentive plan.

Consummation of the transactions described in the definitive agreement is subject to shareholder approval and other conditions, including the effectiveness of a registration statement covering the resale of the shares to be issued in the restructuring. The Company will mail the proxy statement to shareholders promptly following SEC clearance and will notify them of the specific date of the shareholder meeting for the approval of the proposed restructuring. The Company anticipates holding the shareholder meeting in late April 2003.

Mr. Arneson concluded, "With our blue-chip customer base, our solid product portfolio, and a clean balance sheet, we will be in an excellent position to prosper from the inevitable turnaround in our market sector. While challenges remain, including the need to raise additional capital to satisfy our liquidity needs, we believe that this transaction is



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in the best interest of all of our stakeholders. We anticipate that our common shareholders will approve the items to be submitted to them in the proxy statement."

About Sorrento Networks

Sorrento Networks, headquartered in San Diego, is a leading supplier of intelligent optical networking solutions for metro and regional applications worldwide. Sorrento Networks' products support a wide range of protocols and network traffic over linear, ring and mesh topologies. Sorrento Networks' existing customer base and market focus includes communications carriers in the telecommunications, cable TV and utilities markets. The storage area network
(SAN) market is addressed though alliances with SAN system integrators. Recent news releases and additional information about Sorrento Networks can be found at www.sorrentonet.com.


Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) Sorrento Networks' ability to fund its operations until such time that revenue and orders improve, including its ability to raise additional equity or debt financing; (2) Sorrento Networks' ability to come into compliance with Nasdaq listing requirements within the timeframe required by Nasdaq; (3) unanticipated technical problems relating to Sorrento Networks' products; (4) Sorrento Networks' ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (5) the greater financial, technical and other resources of Sorrento Networks' many, larger competitors in the marketplace for optical networking products; (6) changed market conditions, new business opportunities or other factors that might affect Sorrento Networks' decisions as to the best interests of its shareholders; and (7) other risks detailed from time to time in Sorrento Networks' reports filed with the U.S. Securities and Exchange Commission.


Sorrento Investor Contact
Joe Armstrong
(858) 450-4934
jarmstrong@sorrentonet.com

Sorrento Media Contact
Demetri Elias, Ph.D.
(858) 450-4938
delias@sorrentonet.com


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